UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2016

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 North Point Center East, Suite 600,
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of MedAssets, Inc. (the “Company”) was held on January 14, 2016 to consider certain proposals related to the Agreement and Plan of Merger, dated as of November 1, 2015 (the “Merger Agreement”), by and among Magnitude Parent Holdings, LLC (“Parent”), Magnitude Acquisition Corp. (“Merger Sub”) and the Company, which provides, subject to the satisfaction or waiver of the conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company and an indirect wholly owned subsidiary of Parent.

As of November 24, 2015, the record date for the Special Meeting, there were 59,066,838 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 53,081,658 shares of Common Stock, representing approximately 89.8% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

Proposals voted on by the stockholders at the Special Meeting were:

(1)	the approval and adoption of the Merger Agreement and the Merger (the “Merger Agreement Proposal”);

(2)	the approval, on an advisory (non-binding) basis, of the compensation that will or may become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

(3)	the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to approve and adopt the Merger Agreement (the “Adjournment Proposal”).

For more information on each of these proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 4, 2015. The Company’s stockholders approved the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal. The final voting results on each such proposal are as follows:

(a)   Merger Agreement Proposal

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,994,839	11,447	75,372	—

(b)   Compensation Proposal

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
31,389,433	21,616,669	75,556	—

(c)   Adjournment Proposal

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,050,593	2,959,146	71,919	—

Item 8.01	Other Events.

On January 14, 2016, the Company issued a press release regarding stockholder approval of the Merger Agreement and certain related matters. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

Date: January 14, 2016	By:	/s/ Jonathan H. Glenn
	Name:	Jonathan H. Glenn
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 14, 2016